Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-11067, 333-15907, 333-17021, Amendment No. 1 to 333-23035, 333-37247, 333-37383, 333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134, 333-82569, 333-84419, 333-88813, 333-88819, Amendment No. 1 to 333-91621, 333-115693, 333-115694, Amendment No. 1 to 333-120373, 333-139349, and 333-145649 on Form S-3 and Registration Statement Nos. 333-07241, 333-11237, 333-28449, 333-74461, 333-79737, 333-105882, 333-125605, 333-135118, and 333-144214 on Form S-8 of our report dated February 26, 2008 (March 24, 2008 as to Note 5, Condensed Financial Information of Individually Significant Unconsolidated Real Estate Affiliates as related to Woodlands Land Development cash flow information) relating to the consolidated financial statements of General Growth Properties, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes) appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of General Growth Properties, Inc. and our reports dated February 26, 2008 relating to the consolidated financial statement schedule of General Growth Properties, Inc. and subsidiaries, and the effectiveness of General Growth Properties, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Chicago, Illinois
March 24, 2008